SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: May 29, 2001


                      United Pan-Europe Communications N.V.
               (Exact Name of Registrant as Specified in Charter)


 Netherlands                          000-25365                98-0191997
(State or other                     (Commission               (IRS Employer
jurisdiction of                     File Number)             Identification #)
incorporation)


                                Boeing Avenue 53
                              1119 PE Schipol Rijk
                                 The Netherlands
                     (Address of Principal Executive Office)


                               011-31-20-778-9840
              (Registrant's telephone number, including area code)















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ITEM 5.  OTHER EVENTS.
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On May 29, 2000, United Pan-Europe Communications N.V. ("UPC") announced the completion of the placement with Liberty Media Corp. ("Liberty") of a US$856.8 million (EUR1.0 billion) convertible loan exchangeable into UPC ordinary shares under certain circumstances at US$6.85 (EUR8.00) per share ("the Exchangeable Loan "). The Exchangeable Loan replaces UPC's planned EUR1.0 billion rights offering at EUR8.00 per share announced on February 23, 2001. The launch of the rights offering and the EUR1 billion subscription commitment of UnitedGlobalCom, Inc., UPC's majority shareholder ("United"), was conditional on the completion of the Liberty/United transaction as announced on February 23, 2001. Liberty and United have restructured their transaction, which has resulted in the issuance of the Exchangeable Loan in place of the rights offering. The Exchangeable Loan is expected to be transferred to an affiliate of United as part of the revised Liberty/United transaction.

The principal terms of the Exchangeable Loan, which has been issued by a wholly-owned subsidiary of UPC and which will be used to repay EUR750 million of UPC short-term debt and for general corporate purposes, are as follows:

- Convertible into UPC ordinary shares at EUR8.00 per share after the first anniversary - 6% coupon, payable in kind; six year maturity
- Callable by UPC at any time in the first year at 100% plus accrued interest; callable thereafter on standard and customary terms for convertible securities
- Following acquisition by United or its affiliate, mandatory conversion into UPC ordinary shares at EUR8.00 per share on a EUR1.00 for EUR1.00 basis for any equity raised by UPC at a price at or above EUR8.00 per share during the first two years, EUR10.00 per share during the third year, EUR12.00 per share during the fourth year, and EUR15.00 per share after the fifth year
- Mandatory conversion if UPC ordinary shares trade at EUR12.00 for 20 out of 30 trading days at any time after 18 months from issuance, or if UPC ordinary shares trade above EUR10.40 for 20 out of 30 trading days after the third anniversary.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------   ----------------------------------

(c)      Exhibits

         10.1 Loan Agreement dated as of May 25, 2001, among Belmarken Holding B.V. and UPC as obligors and UPC Internet Holding BV as guarantor and Liberty-Belmarken, Inc. as Lender.

         10.2 Registration Rights Agreement dated as of May 25, 2001, between United Pan-Europe Communications N.V. and Liberty-Belmarken, Inc.

         99.1     Press Release dated  May 29, 2001.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                  UNITED PAN-EUROPE COMMUNICATIONS N.V.


Dated:  June 1, 2001              By:  /s/ Anton M. Tuijten
                                       --------------------------------
                                       Anton M. Tuijten
                                       Board of Management Member
                                       and General Counsel



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